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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           PAIRGAIN TECHNOLOGIES, INC.
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               (Exact name of registrant as specified in charter)

          DELAWARE                       0-22202                 33-0282809
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)

              14402 FRANKLIN AVENUE, TUSTIN, CALIFORNIA 92780-7013
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:      (714) 832-9922
                                                   -----------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a current registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                 Name of each exchange on which
Title of each class to be so registered          each class is to be registered
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                         PREFERRED STOCK PURCHASE RIGHTS
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                                (Title of Class)


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                                 AMENDMENT NO. 1
                      TO REGISTRATION STATEMENT ON FORM 8-A

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A dated December 15, 1998, as follows:

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Except for and to the extent it is amended by the following paragraph, the description of the securities to be registered pursuant to this registration statement is incorporated herein by reference to the description of the securities contained in the Initial Form 8-A. Unless otherwise indicated herein, words and terms which are defined in the Rights Agreement (as defined herein) shall have the same meaning where used herein.

         The Rights Agreement dated as of December 3, 1998 (the "Rights Agreement"), by and between PairGain Technologies, Inc. (the "Company"), and U.S. Stock Transfer Corp. (the "Rights Agent"), was amended as of February 22, 2000 (the "Amendment"). The Amendment made changes to the Rights Agreement confirming, among other things, that none of the parties to the Agreement and Plan of Merger, dated as of February 22, 2000, among ADC Telecommunications, Inc., Roman Acquisition Corp. and the Company (the "Merger Agreement") would be deemed an Acquiring Person for purposes of the Rights Agreement.

         The amendment described above was effected by that certain Amendment No. 1 to the Rights Agreement dated as of February 22, 2000, by and between the Company and the Rights Agent.

ITEM 2. EXHIBITS.

1. Amendment No. 1 to Rights Agreement dated as of February 22, 2000, by and between PairGain Technologies, Inc. and U.S. Stock Transfer Corp., as Rights Agent.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  FEBRUARY 23, 2000               PAIRGAIN TECHNOLOGIES, INC.

                                       /s/ ROBERT R. PRICE
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                                           ROBERT R. PRICE
                                           SENIOR VICE PRESIDENT,
                                           CHIEF FINANCIAL OFFICER


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                                  EXHIBIT INDEX

EXHIBIT
  NO.     DOCUMENT DESCRIPTION
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   1.     Amendment No. 1 to Rights Agreement dated as of February 22, 2000, by and between PairGain Technologies, Inc. and U.S. Stock Transfer Corp., as Rights Agent.